Exhibit 2(n)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Prime Rate Trust

We consent to the use of our report dated April 24, 2014, incorporated herein by reference, to Voya Prime Rate Trust (formerly, ING Prime Rate Trust), and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts
June 24, 2014